________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 6, 2020

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of Principal Executive Offices and Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 Other Events
On March 6, 2020, The Walt Disney Company (the “Company”) entered into (i) a new $5.25 billion 364-Day Credit Agreement (the “new 364-Day Credit Agreement”) and (ii) a new $3 billion Five-Year Credit Agreement (the “new Five-Year Credit Agreement”), each of which supports the Company’s commercial paper borrowings and is available for other general corporate purposes.
The new 364-Day Credit Agreement replaces the $6 billion 364-Day Credit Agreement dated as of December 18, 2018 with TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“TWDC Enterprises”), as borrower, and the Company (formerly known as TWDC Holdco 613 Corp.), as guarantor, which was scheduled to expire March 6, 2020, and the new Five-Year Credit Agreement replaces the $2.25 billion Five-Year Credit Agreement dated as of March 11, 2016 (as amended) with TWDC Enterprises, as borrower, and the Company, as guarantor, which was scheduled to expire March 11, 2021. These facilities were entered into prior to the Company’s acquisition on March 20, 2019 of the outstanding capital stock of Twenty-First Century Fox, Inc., which was subsequently renamed TFCF Corporation (“TFCF”) and the resulting restructure on such date whereby TWDC Enterprises became a wholly owned subsidiary of the Company.
The new 364-Day Credit Agreement will expire on March 5, 2021. Under the new 364-Day Credit Agreement, as with the former facility, the borrower has the option to extend the maturity date of all or a portion of advances outstanding at the time of maturity for one year. The new Five-Year Credit Agreement will expire on March 6, 2025. The new 364-Day Credit Agreement and the new Five-Year Credit Agreement each includes a guarantee by TWDC Enterprises of the Company’s payment obligations, which guarantees are subject to release and discharge upon certain circumstances. In addition, the provisions of the new 364-Day Credit Agreement and the new Five-Year Credit Agreement, including representations, warranties, covenants and events of default, are substantially similar to the provisions of the former facilities, modified to reflect the consummation of the acquisition of TFCF.
Under the new 364-Day Credit Agreement and the new Five-Year Credit Agreement, as with the respective former facilities, the borrower has the option to borrow at LIBOR-based rates (or a replacement rate if LIBOR is unavailable) plus a spread, subject to a cap and a floor that vary with the Company’s debt rating, depending on the credit default swap spread applicable to the Company’s senior, unsecured, non-credit enhanced long-term debt. The new facilities, as with the former facilities, contain only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.
Copies of the new 364-Day Credit Agreement and the new Five-Year Credit Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	364-Day Credit Agreement dated as of March 6, 2020
10.2	Five-Year Credit Agreement dated as of March 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Assistant Secretary
Dated: March 11, 2020